Exhibit 10.23

AMENDMENT No. 2 to LICENSE AND DISTRIBUTION AGREEMENT

This AMENDMENT No. 2 to the LICENSE AND DISTRIBUTION AGREEMENT executed between CHIESI FARMACEUTICI S.p.A. and CORNERSTONE THERAPEUTICS INC. Dated May 6, 2009 (the “License”) is made and effective this 1st day of December, 2012 and provides as follows:

I.	Maintenance of Marketing Authorization

Article 4.2 is deleted in it is entirety and replaced with the following:

4.2 Maintenance.

(a)	Upon the Transfer Date, Cornerstone shall be fully responsible for taking such steps and actions, in accordance with instructions provided by Chiesi from time to time, as may be necessary and advisable to maintain the Marketing Authorization held by Cornerstone in the Territory, including making all applications, requests for authorizations and submissions of information related to the Marketing Authorization Application. Such steps and actions shall be taken at Cornerstone’s own expense, except that Chiesi will provide a [***] contribution to such expenses incurred in any calendar year in which the Net Sales exceed the Net Sales of the preceding calendar year.

(b)	Should the Parties mutually desire a new Marketing Authorization Application, pre-clinical and clinical testing connected with or related to relevant IND(s) and Marketing Authorization Application(s) shall be at an equally shared cost between Cornerstone and Chiesi. However, to the extent that Cornerstone unilaterally desires a new Marketing Authorization Application, then Cornerstone shall be solely responsible for all costs and expenses associated with pre-clinical and clinical testing connected with or related to relevant IND(s) and Marketing Authorization Application(s).

II.	Supply Price

Articles 6.1, 6.2 and 6.4, and Appendix B of the License, are deleted in their entirety and replaced with the following:

6.1	Supply Price. The purchase price (“Supply Price”) for Product purchased from Chiesi shall be

[***]	Confidential portions of the exhibit have been omitted and filed separately with the Securities and Exchange Commission.

1.5 ml        :        [***]

3.0 ml        :        [***]

MINIMUM ORDER

500 units or multiples thereof, unless otherwise mutually agreed by the parties which price shall remain in effect until [***], unless changed pursuant to Article 6.2 below.

6.2 Changes to Supply Price. The parties may agree to change the Supply Price through good faith negotiation in the event that the party requesting the negotiation can demonstrate that there has been a substantial change in manufacturing and other relevant costs, market conditions, exchange rates and other relevant circumstances.

III.	Litigation Defense

An Article 8.4.9A is added to the License as follows:

8.4.9A In the event of any claim, threat or suit by a Third Party against either Cornerstone or Chiesi alleging unfair competition, advertising injury or a similar cause of action arising out of the use of data or materials developed or approved by Chiesi and used in the marketing of the Product in the Territory, the Party receiving notice of such claim, threat or suit shall promptly notify the other Party in writing of such fact, and the Parties shall defend in close cooperation with each other against such claim, threat or suit. The cost of such defense shall be borne 65% at Chiesi’s cost and expense and 35% at Cornerstone’s cost and expense.

IV.	Net Sales Price and Reports

Article 6.4.5 of the License is deleted in its entirety.

V.	Term of License

Article 12.1 of the License is deleted in its entirety and replaced with the following:

12.1 Term. This Agreement shall become effective on the Effective Date and shall remain in force for fifteen (15) years starting from September 1, 2009, being the Transfer Date (“Term”). Thereafter, this Agreement shall automatically renew for successive one year periods, unless earlier terminated by a Party giving at least six (6) months written notice prior to the automatic renewal date.

[***]	Confidential portions of the exhibit have been omitted and filed separately with the Securities and Exchange Commission.

Execution

VI.	Commercial Incentives

Appendix C is deleted in it is entirety and replaced by the following:

Commercial Incentives + Minimum Commitments

During each contract year, on actual unit volumes of Product sold by Cornerstone in excess of total volumes of Product sold by Cornerstone in the previous year: Supply Price - [***]

Minimum Commitments:	At least [***] FTE’s devoted to the Product per calendar year

At least [***] per calendar year spent marketing expenses for the Product

VII.	Other Provisions

All capitalized terms in this Amendment No. 2 shall have the same meanings as ascribed to them in the License.

Unless inconsistent with the provisions of this Amendment No. 2, all other terms and conditions of the License shall remain in full force and effect.

This AMENDMENT No. 2 to the License is executed this 14th day of December, 2012 by

/s/ Ugo Di Francesco		/s/ Craig Collard

Chiesi Farmaceutici S.p.A.		Cornerstone Therapeutics, Inc.

By:	Ugo Di Francesco	By:	Craig Collard
	CEO		CEO

[***]	Confidential portions of the exhibit have been omitted and filed separately with the Securities and Exchange Commission.